Exhibit 4.3

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of September 27, 2024, by the entities set forth on Schedule I hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, Amentum Escrow Corporation (the “Issuer”) and U.S. Bank Trust Company, National Association (the “Trustee”) have heretofore executed and delivered an indenture, dated as of August 13, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.250% Senior Notes due 2032 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)         Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned such terms in the Indenture.

(2)         Guarantee.  Each Guarantor hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article 10 thereof.

(3)         Execution and Delivery.  The Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4)          Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)         Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) shall be deemed to be their original signatures for all purposes.

[Signature Page to First Supplemental Indenture]

(6)         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)         Ratification Of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

(8)         The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of immediately after the effective time of the Merger on the date first above written.

AEROPTIC, LLC AUTOMOTIVE TESTING OPERATIONS, LLC BUFFALO GROUP LLC SOTERA DEFENSE SOLUTIONS, INC. THE KEYW HOLDING CORPORATION

By:	/s/ Stephen A. Arnette
	Name:	Stephen A. Arnette
	Title:	President

FEDERAL NETWORK SYSTEMS LLC JACOBS TECHNOLOGY INC. THE KEYW CORPORATION

By:	/s/ Stephen A. Arnette
	Name:	Stephen A. Arnette
	Title:	President, Chief Executive Officer

JACOBS TELECOMMUNICATIONS INC.

By:	/s/ Stephen A. Arnette
	Name:	Stephen A. Arnette
	Title:	Executive Vice President

[Signature Page to First Supplemental Indenture]

AC FIRST, LLC
AFGHAN HOLDCO LLC
AFRICA EXPEDITIONARY SERVICES LLC
AMENTUM COMMERCIAL OPERATIONS, INC.
AMENTUM ENVIRONMENT & ENERGY, INC.
AMENTUM GOVERNMENT SERVICES HOLDINGS LLC
AMENTUM GOVERNMENT SERVICES HOLDINGS SUB LLC
AMENTUM GOVERNMENT SERVICES PARENT HOLDINGS LLC
AMENTUM GOVERNMENT SERVICES, INC.
AMENTUM N&E HOLDINGS LLC
AMENTUM NATIONAL SECURITY PROGRAMS, INC
AMENTUM NUCLEAR & ENVIRONMENT HOLDINGS, INC.
AMENTUM SERVICES, INC.
AMENTUM SPECIAL MISSION SERVICES, INC.
AMENTUM TECHNICAL SERVICES LLC
CASALS & ASSOCIATES, INC.
CENTRA SERVICES CORPORATION
CENTRA TECHNOLOGY, INC.
COURAGE SERVICES, INC.
CULPEPER NATIONAL SECURITY SOLUTIONS LLC
DEFENSE SUPPORT SERVICES INTERNATIONAL 3 LLC
DEFENSE SUPPORT SERVICES INTERNATIONAL, LLC
DELTA BRIDGE, INC.
DTS AVIATION SERVICES LLC
DYNCORP AEROSPACE OPERATIONS LLC
DYNCORP INTERNATIONAL LLC
DYNCORP INTERNATIONAL SERVICES LLC
DYNCORP LLC

By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Vice President and Assistant Secretary

[Signature Page to First Supplemental Indenture]

EG&G DEFENSE MATERIALS, INC.
EQUITAS INTERNATIONAL LLC
JT4, LLC
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.
MACFADDEN & ASSOCIATES, INC.
MCNEIL SECURITY, INC.
MS FEDERAL SERVICES, INC.
MSFS HOLDINGS US, INC.
MT HOLDING CORP.
PACIFIC ARCHITECTS AND ENGINEERS, LLC
PACIFIC OPERATIONS MAINTENANCE COMPANY
PAE APPLIED TECHNOLOGIES INTERNATIONAL LLC
PAE APPLIED TECHNOLOGIES LLC
PAE CANADA, INC.
PAE DESIGN AND FACILITY MANAGEMENT
PAE GLOBAL SUPPORT LLC
PAE GOVERNMENT SERVICES, INC.
PAE HUMANITARIAN RESPONSE LLC
PAE INTERNATIONAL
PAE LLC
PAE SHARED SERVICES LLC
PAE SHIELD ACQUISITION COMPANY LLC
PAE TRAINING SERVICES, LLC
PAE WORLDWIDE INCORPORATED
PHOENIX CONSULTING GROUP, LLC
SERVICES INTERNATIONAL LLC
TATE, INCORPORATED
URS FEDERAL SERVICES INTERNATIONAL, INC.
WASHINGTON DEMILITARIZATION COMPANY, LLC
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC
WGI GLOBAL INC.
WORLDWIDE MANAGEMENT AND CONSULTING SERVICES LLC
WORLDWIDE RECRUITING AND STAFFING SERVICES LLC

By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Vice President and Assistant Secretary

[Signature Page to First Supplemental Indenture]

AMENTUM HOLDINGS LLC

By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Assistant Secretary

[Signature Page to First Supplemental Indenture]

DZSP 21 LLC

By:	/s/ Brian Hockenberry
	Name:	Brian Hockenberry
	Title:	Treasurer

[Signature Page to First Supplemental Indenture]

URS FEDERAL PROJECT SERVICES, LLC

By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Assistant Secretary

[Signature Page to First Supplemental Indenture]

USA REPOSITORY SERVICES LLC

By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

SCHEDULE I
Subsidiary Guarantors

	Entity	Jurisdiction
1.	Aeroptic, LLC	Massachusetts
2.	Automotive Testing Operations, LLC	Delaware
3.	Buffalo Group LLC	Delaware
4.	Federal Network Systems LLC	Delaware
5.	Jacobs Technology Inc.	Tennessee
6.	Jacobs Telecommunications Inc.	New Jersey
7.	Sotera Defense Solutions, Inc.	Delaware
8.	The KeyW Corporation	Maryland
9.	The KeyW Holding Corporation	Maryland
10.	Amentum Holdings LLC	Delaware
11.	Amentum Government Services Holdings LLC	Delaware
12.	Amentum N&E Holdings LLC	Delaware
13.	AC First, LLC	Delaware
14.	Afghan Holdco LLC	Delaware
15.	Africa Expeditionary Services LLC	Delaware
16.	Amentum Commercial Operations, Inc. (f/k/a URS FS Commercial Operations, Inc.)	Delaware
17.	Amentum Environment & Energy, Inc. (f/k/a AECOM Energy & Construction, Inc.)	Ohio
18.	Amentum Government Services Holdings Sub LLC (f/k/a Maverick Newco LLC)	Delaware
19.	Amentum Government Services, Inc. (f/k/a AECOM Government Services, Inc.)	Delaware
20.	Amentum Government Services Parent Holdings LLC	Delaware
21.	Amentum National Security Programs, Inc. (f/k/a AECOM National Security Programs, Inc.)	Virginia
22.	Amentum Nuclear & Environment Holdings, Inc. (f/k/a AECOM E&C Holdings, Inc.)	Delaware
23.	Amentum Services, Inc. (f/k/a AECOM Management Services, Inc.)	Delaware
24.	Amentum Special Mission Services, Inc. (f/k/a AECOM Special Missions Services, Inc.)	Pennsylvania
25.	Amentum Technical Services LLC (f/k/a AECOM N&E Technical Services LLC)	Delaware
26.	Casals & Associates, Inc.	Virginia
27.	CENTRA Services Corporation	Massachusetts
28.	CENTRA Technology, Inc.	Maryland
29.	Courage Services, Inc.	Virginia
30.	Culpeper National Security Solutions LLC	Delaware
31.	Defense Support Services International 3 LLC	Delaware
32.	Defense Support Services International, LLC	Delaware
33.	Delta Bridge, Inc.	Virginia

	Entity	Jurisdiction
34.	DTS Aviation Services LLC	Nevada
35.	DynCorp Aerospace Operations LLC	Delaware
36.	DynCorp International LLC	Delaware
37.	DynCorp International Services LLC	Virginia
38.	DynCorp LLC	Delaware
39.	DZSP 21 LLC	Delaware
40.	EG&G Defense Materials, Inc.	Utah
41.	Equitas International LLC	Delaware
42.	JT4, LLC	Delaware
43.	Lear Siegler Logistics International, Inc.	Delaware
44.	Macfadden & Associates, Inc.	Virginia
45.	McNeil Security, Inc.	Virginia
46.	MS Federal Services, Inc.	Nevada
47.	MSFS Holdings US, Inc.	Nevada
48.	MT Holding Corp.	Delaware
49.	Pacific Architects and Engineers, LLC	Delaware
50.	Pacific Operations Maintenance Company	California
51.	PAE Applied Technologies International LLC	Delaware
52.	PAE Applied Technologies LLC	Delaware
53.	PAE Canada, Inc.	California
54.	PAE Design and Facility Management	California
55.	PAE Global Support LLC	Delaware
56.	PAE Government Services, Inc.	California
57.	PAE Humanitarian Response LLC	Delaware
58.	PAE LLC	Delaware
59.	PAE International	California
60.	PAE Shared Services LLC	Delaware
61.	PAE Shield Acquisition Company LLC	Delaware
62.	PAE Training Services, LLC	Delaware
63.	PAE Worldwide Incorporated	Delaware
64.	Phoenix Consulting Group, LLC	Alabama
65.	Services International LLC	Delaware
66.	TATE, Incorporated	Maryland
67.	URS Federal Project Services, LLC	Maryland
68.	URS Federal Services International, Inc.	Delaware
69.	USA Repository Services LLC	Delaware
70.	Washington Demilitarization Company, LLC	Delaware
71.	Washington Government Environmental Services Company LLC	Delaware
72.	WGI Global Inc.	Nevada
73.	Worldwide Management and Consulting Services LLC	Delaware
74.	Worldwide Recruiting and Staffing Services LLC	Delaware